Exhibit 99.1

LIGHT & WONDER TO EVALUATE A POTENTIAL LISTING ON THE AUSTRALIAN SECURITIES EXCHANGE

LAS VEGAS – (March 15, 2023) – Light & Wonder, Inc. (NASDAQ: LNW) (“Light & Wonder,” “L&W” or the “Company”), today announced that it is evaluating a potential secondary listing of its shares on the Australian Securities Exchange (“ASX”), in addition to the Company’s existing primary Nasdaq listing. L&W will be consulting its shareholders as part of this evaluation.

The L&W Board of Directors has considered a range of options to accelerate the Company’s strategic journey as a global leader in cross-platform games and entertainment and enhance overall shareholder value. The Board sees substantial potential benefits for the Company and its shareholders in pursuing a secondary listing on the ASX, including:

●	Enhancing the Company’s profile in Australia, one of the leading markets for the Company’s Gaming business; and
●	Giving the Company access to new long-term Australian institutional investors that would complement its strong existing base of shareholders in the US and Australia.

“The ASX is a premium market with a long track record as a platform for global gaming companies and a deep and liquid pool of sophisticated investors and market participants who have a strong understanding of the gaming business. We believe they will appreciate the value and long-term potential of L&W’s broad international business and strategy. We look forward to engaging with the market and our current shareholders on a potential secondary listing,” said Jamie Odell, Executive Chair of the Light & Wonder Board of Directors.

Light & Wonder intends to update the market only once its evaluation is complete and it has made a decision whether to proceed with an ASX secondary listing. There is no assurance that the Company will decide to pursue such a secondary listing.

© 2023 Light & Wonder Inc. All rights reserved.

About Light & Wonder, Inc.
Light & Wonder, Inc. (formerly known as Scientific Games Corporation), is a global leader in cross-platform games and entertainment. Light & Wonder brings together approximately 6,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Advisors
Light & Wonder has retained Goldman Sachs Australia Pty Ltd and Jarden Australia Pty Limited to assist with its evaluation of a potential secondary listing on the ASX.

Forward-Looking Statements
In this press release, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2023 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Inquiries:
Steve Wan, Director, Investor Relations, ir@lnw.com

Media Inquiries:
newsmedia@lnw.com